UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2006

PEDIATRIC SERVICES OF AMERICA, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	0-23946	58-1873345
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

310 Technology Parkway, Norcross, Georgia	30092-2929
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 441-1580

Not applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 6, 2006, the Compensation Committee of the Board of Directors of Pediatric Services of America, Inc. (the “Compensation Committee”) met and took the following actions, among others:

•	Established and approved the Pediatric Services of America, Inc. Long-Term Incentive Plan, effective October 1, 2005 (the “LTIP”); and

•	Approved a change to non-employee director compensation for attendance at Committee meetings.

Each of these items is discussed below.

Long-Term Incentive Plan

In keeping with its stated responsibilities as contained in its Charter regarding administration of executive compensation, and in light of certain valuation parameters of its equity compensation programs, the Compensation Committee established the LTIP for Eligible Executives (as defined in the LTIP) who make substantial contributions to the success of the Company and the creation of shareholder value. Under the LTIP, cash awards may be granted based upon the achievement of certain Performance Goals which are established at the outset of each three-year Performance Period. Performance Goals shall consist of any one or more of the following business or financial goals of the Company: (1) earnings per share; (2) EBITDA; (3) operating profit; (4) net income; (5) total return to shareholders; (6) cash flow/net assets ratio; (7) return on tangible assets; (8) return on total capital; (9) return on equity; and (10) return on total assets. The Compensation Committee will set the Performance Goal(s) for the respective Performance Period at the time the award opportunity is established. At the end of each Performance Period, the Compensation Committee will confirm that the Performance Goal(s) have been met prior to the payout of any awards. The LTIP will become the primary component of the Company’s long term compensation strategies and the future use of existing equity compensation programs is expected to decline.

Non-employee Director Compensation

At its meeting, the Compensation Committee approved a change to the Company’s non-employee director compensation. Specifically, the Committee members agreed to change the fees for attendance at Board Committee meetings from a per meeting fee of $250 for each Compensation and Nominating/Corporate Governance Committee meeting and $500 for each Audit Committee meeting to an annual retainer of $2,000 to each member of the Compensation and Nominating/Corporate Governance Committees and $4,000 to each member of the Audit Committee. In addition, the Committee agreed to eliminate the use of equity compensation in the form of Director Stock Option awards and replace these awards with an annual contribution of $13,000 on behalf of each Director into the Company’s Non-qualified Deferred Compensation Plan (“NQDCP”) at the conclusion of each fiscal year. Such contributions would be eligible for a 50% match funded by the Company and would be subject to the existing requirements of the NQDCP. A summary of the non-employee director compensation is filed herewith as Exhibit 99.1, and this description of non-employee director compensation is qualified in its entirety by reference to such summary.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.9 (jj)	Pediatric Services of America, Inc. Long Term Incentive Plan, adopted and approved April 6, 2006, effective October 1, 2005

99.1	Summary Description of Non-employee Director Compensation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRIC SERVICES OF AMERICA, INC.
(Registrant)

Date: April 11, 2006	By:	/s/ James M. McNeill
James M. McNeill Senior Vice President, Chief Financial Officer, Secretary and Treasurer

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibits
10.9(jj)	Pediatric Services of America, Inc. Long Term Incentive Plan, adopted and approved April 6, 2006, effective October 1, 2005

99.1	Summary Description of Non-employee Director Compensation,